UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      April 19, 2007

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) underthe Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2007, Joy Global Inc. announced that its board of directors had elected James H. Woodward, Jr. as the company’s chief financial officer and treasurer and elected Sean D. Major as the company’s general counsel.

As noted in the company’s current report on Form 8-K filed at the time he joined Joy Global on January 22, 2007, Mr. Woodward, 54, joins Joy Global from JLG Industries, Inc., where he served as executive vice president and chief financial officer from 2000 until its recent acquisition. Prior to JLG, he was with Dana Corporation for 18 years and served in a series of increasingly senior financial and operational roles, including vice president and corporate controller. Woodward holds a BA degree from Michigan State University and began his career with Deloitte & Touche.

As previously announced, Donald C. Roof, the company’s executive vice president, chief financial officer and treasurer since 2001, will retire from the company in mid-2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: April 19, 2007	By: /s/James H. Woodward, Jr James H. Woodward, Jr. Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated April 18, 2007 of Joy Global Inc. disclosing the appointment of James H. Woodward, Jr. as chief financial officer and treasurer and Sean D. Major as general counsel.